Exhibit 99.1

PROXY CARD

ANDINA ACQUISITION CORP. III
Calle 113 # 7-45 Torre B

Oficina 1012

Bogotá, Colombia

EXTRAORDINARY GENERAL MEETING

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
ANDINA ACQUISITION CORP. III

The undersigned appoints Julio Torres and Mauricio Orellana (the “Proxies”) as proxies and each of them with full power to act without the other, each with the power to appoint a substitute and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all ordinary shares of Andina Acquisition Corp. III (“Andina”) held of record by the undersigned on                , 2021 at the Extraordinary General Meeting of Andina (“Special Meeting”) to be held virtually on                , 2021, or any postponement or adjournment thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof.

The undersigned acknowledges receipt of the accompanying proxy statement/prospectus and revokes all prior proxies for said Special Meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4, 5, 6, 7 AND 8. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

(Continued and to be marked, dated and signed on reverse side)

THE BOARD OF DIRECTORS OF ANDINA ACQUISITION CORP. III RECOMMENDS A VOTE “FOR” PROPOSALS 1 THROUGH 8.

(1)

Proposal 1 – The Domestication Proposal — To consider and vote upon a proposal by special resolution to (a) change the domicile of Andina Acquisition Corp. III (“Andina”) pursuant to a transfer by way of continuation of an exempted company out of the Cayman Islands and a domestication into the State of Delaware as a corporation (the “Domestication”); (b) in connection therewith to adopt upon the Domestication taking effect, the certificate of incorporation (the “Interim Charter”), in the form appended to the proxy statement/prospectus as Annex A, in place of Andina’s Amended and Restated Memorandum and Articles of Association (the “Current Charter”) currently registered with the Registrar of Companies of the Cayman Islands and which will remove or amend those provisions of Andina’s Current Charter that terminate or otherwise cease to be applicable as a result of the Domestication; and (c) file the Interim Charter with the Secretary of State of Delaware, under which Andina will be transferred by way of continuation out of the Cayman Islands and domesticated as a corporation in the State of Delaware.

“RESOLVED, as a special resolution, that Andina Acquisition Corp. III be de-registered in the Cayman Islands pursuant to Article 46 of the Amended and Restated Articles of Association of Andina Acquisition Corp. III and be registered by way of continuation as a corporation in the State of Delaware and conditional upon, and with effect from, the registration of Andina Acquisition Corp. III in the State of Delaware as a corporation, governed by the Interim Charter and Bylaws attached as Annex A and Annex G, respectively, to the proxy statement/prospectus in respect of the meeting, at which time the Amended and Restated Memorandum and Articles of Association will be replaced by that Interim Charter and Bylaws of the continued company as referenced in the proxy statement/prospectus in respect of the meeting.”

☐ FOR	☐ AGAINST	☐ ABSTAIN

(2)	Proposal 2 – The Business Combination Proposal — To consider and vote upon a proposal by ordinary resolution to approve the Business Combination Agreement dated effective as of January 28, 2021 (as amended or supplemented from time to time, the “Business Combination Agreement”) by and among Andina, Andina Holdings LLC, a Delaware limited liability company and a wholly-owned subsidiary of Andina, B. Luke Weil, in the capacity from and after the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”) as the representative for the shareholders of Andina (other than the Seller), Stryve Foods, LLC, a Texas limited liability company, Stryve Foods Holdings, LLC, a Texas limited liability company (the “Seller”), and R. Alex Hawkins, in the capacity from and after the Closing as the representative for the members of the Seller, and the transactions contemplated by the Business Combination Agreement (collectively, the “Business Combination”).

“RESOLVED, as an ordinary resolution, that Andina’s entry into the Business Combination Agreement, the consummation of the transactions contemplated by the Business Combination Agreement, including the issuance of the consideration thereunder, and the performance by Andina of its obligations thereunder thereby be ratified, approved, adopted and confirmed in all respects.”

	☐ FOR	☐ AGAINST	☐ ABSTAIN

(3)

Proposal 3 – The Charter Amendment Proposal — To consider and vote on a proposal by special resolution to approve, in connection with the Business Combination, the replacement of the Interim Charter with the proposed first amended and restated certificate of incorporation (the “Proposed Charter”), in the form appended to the proxy statement/prospectus as Annex C, to be effective upon the consummation of the Business Combination.

“RESOLVED, as a special resolution, that the Interim Charter, attached as Annex A to the proxy statement/prospectus in respect of the meeting, be amended and restated and replaced in its entirety by the Proposed Charter, in the form appended to the accompanying proxy statement/prospectus as Annex C, to be effective upon the consummation of the Business Combination.”

	☐ FOR	☐ AGAINST	☐ ABSTAIN

(4)

Proposals 4(A) – (F) –The Advisory Charter Proposals — To consider and vote, on an advisory and non-binding basis, on proposals by ordinary resolution to approve certain governance provisions in the Proposed Charter. These separate votes are not otherwise required by Delaware law, separate and apart from the Charter Amendment Proposal, but are required by Securities and Exchange Commission guidance requiring that stockholders have the opportunity to present their views on important corporate governance provisions.

“RESOLVED, as an ordinary resolution, on an advisory and non-binding basis, to approve each of the following proposals (Advisory Charter Proposals A-F):

Advisory Charter Proposal A

To approve and adopt provisions in the Proposed Charter, which will amend and replace the Interim Charter if the Charter Amendment Proposal is approved, requiring the affirmative vote of the holders of at least 66 2⁄3% of the voting power of all the then outstanding shares of stock of the Company entitled to vote generally in the election of directors, voting together as a single class, to remove a director for cause (This proposal is referred to as “Advisory Charter Proposal A”);

☐ FOR	☐ AGAINST	☐ ABSTAIN

Advisory Charter Proposal B

To approve and adopt provisions in the Proposed Charter, which will amend and replace the Interim Charter if the Charter Amendment Proposal is approved, providing that (i) stockholder special meetings may only be called by the Chairman of the Board, Chief Executive Officer or the Board and (ii) stockholders may only act at annual and special meetings and not by written consent (This proposal is referred to as “Advisory Charter Proposal B”);

☐ FOR	☐ AGAINST	☐ ABSTAIN

Advisory Charter Proposal C

To approve and adopt provisions in the Proposed Charter, which will amend and replace the Interim Charter if the Charter Amendment Proposal is approved, providing that (i) the amendment of certain provisions related to director removal and to Bylaw amendments requires the affirmative vote of the holders of at least sixty-six and two thirds (66 2∕3) percent of the voting power of the then outstanding shares of capital stock of the Company entitled to vote on such amendment and (ii) an amendment of the Bylaws by the stockholders requires the affirmative vote of the holders of at least sixty-six and two thirds (66 2∕3) percent of the voting power of all then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class (This proposal is referred to as “Advisory Charter Proposal C”);

☐ FOR	☐ AGAINST	☐ ABSTAIN

Advisory Charter Proposal D

To approve and adopt provisions in the Proposed Charter, which will amend and replace the Interim Charter if the Charter Amendment Proposal is approved, changing the post-Business Combination company’s corporate name from “Andina Acquisition Corp. III” to “Stryve Foods, Inc.” (This proposal is referred to as “Advisory Charter Proposal D”);

☐ FOR	☐ AGAINST	☐ ABSTAIN

Advisory Charter Proposal E

To approve and adopt provisions in the Proposed Charter, which will amend and replace the Interim Charter if the Charter Amendment Proposal is approved, to remove certain provisions related to Andina’s status as a blank check company that will no longer apply upon consummation of the Business Combination (This proposal is referred to as “Advisory Charter Proposal E”); and

☐ FOR	☐ AGAINST	☐ ABSTAIN

Advisory Charter Proposal F

To approve and adopt provisions in the Proposed Charter, which will amend and replace the Interim Charter if the Charter Amendment Proposal is approved, increasing the total number of authorized shares of all classes of stock to 610,000,000 shares, each with a par value of $.0001 per share, consisting of (i) 400,000,000 shares of Class A Common Stock, (ii) 200,000,000 shares of Class V Common Stock, and (iii) 10,000,000 shares of preferred stock (This proposal is referred to as “Advisory Charter Proposal F”).”

☐ FOR	☐ AGAINST	☐ ABSTAIN

(5)

Proposal 5 – The Nasdaq Proposal — To consider and vote on a proposal by ordinary resolution to approve, for the purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of more than 20% of the issued and outstanding ordinary shares in the PIPE Investment (as defined in the proxy statement/prospectus), upon the completion of the Business Combination.

“RESOLVED, as an ordinary resolution, that for the purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of more than 20% of the issued and outstanding Ordinary Shares in the PIPE Investment (as defined in the proxy statement/prospectus in respect of the meeting) be approved and adopted in all respects.”

	☐ FOR	☐ AGAINST	☐ ABSTAIN
(6)

Proposal 6 – The Incentive Plan Proposal — To consider and vote on a proposal by ordinary resolution to approve the Stryve Foods, Inc. 2021 Omnibus Incentive Plan, referred to as the “Incentive Plan,” a copy of which is appended to the proxy statement/prospectus as Annex D.

“RESOLVED, as an ordinary resolution, that the Stryve Foods, Inc. Incentive Plan, a copy of which is appended to the proxy statement/prospectus in respect of the meeting as Annex D be approved and adopted in all respects.”

	☐ FOR	☐ AGAINST	☐ ABSTAIN

(7)	Proposal 7 – The Director Appointment Proposal — To consider and vote upon a proposal by ordinary resolution to appoint seven (7) directors, effective upon the Closing, to serve staggered terms on the Company’s board of directors until the 2022, 2023 and 2024 annual meetings of stockholders, as applicable, or until their respective successors are duly elected and qualified or until their earlier death, resignation, retirement or removal for cause.

“RESOLVED, as an ordinary resolution, that the seven (7) persons listed below be appointed as directors of the Company, effective upon the Closing of the Business Combination, to serve staggered terms on the Company’s board of directors until the 2022, 2023 and 2024 annual meetings of stockholders, as applicable, or until their respective successors are duly elected and qualified or until their earlier death, resignation, retirement or removal for cause:

Name	Position

Joe Oblas	Class III Director
Jaxie Alt	Class III Director
Ted Casey	Class III Director, Chairman of the Board
Kevin Vivian	Class I Director
B. Luke Weil	Class II Director
Mauricio Orellana	Class II Director
Robert “Bo” D. Ramsey III	Class I Director”

☐ FOR ALL	☐ WITHHOLD ALL	☐ FOR ALL EXCEPT

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the name(s) of the nominee(s) on the line below_________________________

(8)

The Adjournment Proposal — To consider and vote upon a proposal by ordinary resolution to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if it is determined by the Board of Directors of Andina that more time is necessary or appropriate to approve one or more proposals at the Special Meeting.

“RESOLVED, as an ordinary resolution, that the adjournment of the meeting to a later date or dates, if necessary, be determined by the chairman of the meeting to permit further solicitation and vote of proxies if it is determined by the Board that more time is necessary or appropriate to approve one or more proposals at the meeting be adopted and approved in all respects.”

☐ FOR	☐ AGAINST	☐ ABSTAIN

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Signature _________________	Signature _________________	Date _________________

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If shareholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If shareholder is a partnership, sign in partnership name by an authorized person, giving full title as such.